Exhibit 99.1

Bank of Commerce Holdings™ Announces Fourth Quarter Cash Dividend of $0.03

REDDING, California, December 21, 2012/ PR Newswire— Patrick J. Moty, President & CEO of Bank of Commerce Holdings (NASDAQ:BOCH), a $971 million holding company, and parent company of Redding Bank of Commerce™ and Roseville Bank of Commerce™ today announced a cash dividend of $0.03 per share for the fourth quarter 2012.

The $0.03 per share quarterly cash dividend which will be paid to shareholders of record as of December 31, 2012, payable on Friday, January 11, 2013.

About Bank of Commerce Holdings

Bank of Commerce Holdings, with administrative offices in Redding, California is a bank holding company that owns Redding Bank of Commerce™ and Roseville Bank of Commerce™. The bank is a federally insured California banking corporation and opened on October 22, 1982. BOCH is a NASDAQ Global Market listed stock. Please contact your local investment advisor for purchases and sales.

Investment firms making a market in BOCH stock are:

Raymond James Financial

John T. Cavender

555 Market Street

San Francisco, CA

(800) 346-5544

Keefe, Bruyette & Woods, Inc.

Dave Bonaccorso

101 California Street, 37th Floor

San Francisco, CA 94105 (415) 591-5063

Sandler & O’Neil

Bryan Sullivan

919 Third Avenue, 6th Floor

New York, NY 10022

(888) 383-3112

McAdams Wright Ragen, Inc.

Joey Warmenhoven

1121 SW Fifth Avenue

Suite 1400

Portland, Oregon 97204

(866) 662-0351

Stiffel Nicolaus

Perry Wright

1255 East Street #100

Redding, CA 96001

(530) 244-7199

Contact Information:

Patrick J. Moty, President & CEO

Telephone Direct (530) 722-3953

Linda J. Miles, Executive Vice President & Chief Operating Officer

Telephone Direct (530) 722-3955

Samuel D. Jimenez, Executive Vice President & Chief Financial Officer

Telephone Direct (530) 722-3952